Explanatory Note

Solutions Vending International, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibits 8.1.

Part III

EXHIBITS

1.1	Posting Agreement with StartEngine Crowdfunding, Inc.**

2.1	Certificate of Incorporation**

2.2	Amended and Restated Certificate of Incorporation**

2.3	Second Amended and Restated Certificate of Incorporation**

2.4	First Amendment to Second Amended and Restated Certificate of Incorporation**

2.5	Second Amendment to Second Amended and Restated Certificate of Incorporation.**

2.6	Third Amendment to Second Amended and Restated Certificate of Incorporation.**

2.7	Bylaws**

4.1	Form of Subscription Agreement**

6.1	StartEngine Secure Services Agreement**

6.2	Employment Agreement with Dawn Dickson**

6.3	Statement of Work with Big Kitty Labs, LLC**

6.4	Services Agreement with StartEngine Crowdfunding, Inc.***

8.1	Escrow Services Agreement*

11.1	Consent of Artesian CPA, LLC.***

12.1	Opinion of Kawa Foad**

13.1	Test the Waters Materials**

*Filed herewith.

**Filed as an exhibit to the Solutions Vending International, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11184) and incorporated herein by reference. Available at,  https://www.sec.gov/Archives/edgar/data/1759081/000110465920064903/0001104659-20-064903-index.htm.

*** Filed as an exhibit to the Solutions Vending International, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11184) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1759081/000110465920096138/0001104659-20-096138-index.htm

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on September 3, 2020.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

SOLUTIONS VENDING INTERNATIONAL, INC.

By	/s/ Dawn Dickson		September 3, 2020
	Title:	Chief Executive Officer/Principal Executive Officer

/s/ Dawn Dickson	September 3, 2020
Dawn Dickson, Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer)

/s/ Dawn Dickson	September 3, 2020
Dawn Dickson, Director

/s/ Brian Brackeen	September 3, 2020
Brian Brackeen, Director

/s/ Alexa McCulloch	September 3, 2020
Alexa McCulloch, Director

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